       Exhibit 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the registration statement of Medical Resources, Inc. on Form S-3 of our report dated March 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Medical Resources, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and for the year ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts".



       /s/ COOPERS & LYBRAND L.L.P.


       Parsippany, New Jersey
       January 5, 1998